Pinstripes Reports Fiscal Third Quarter 2024 Results
14.1% Revenue growth including 6.9% same store sales growth, year-over-year
16 total venues with three additional venues under construction as of February 21, 2024

NORTHBROOK, Ill. - February 21, 2024 - Pinstripes Holdings, Inc. (“Pinstripes” or “the Company”) (NYSE: PNST), a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, today reported its financial results for the fiscal third quarter ended January 7, 2024.
Third Quarter Fiscal 2024 Highlights
•Total revenue increased 14.1% to $32.2 million, compared to the prior year fiscal third quarter
◦Food and beverage revenues increased 14.2% to $24.9 million
◦Recreation revenues increased 13.8% to $7.3 million
•Same store sales increased 6.9% over the prior year period
•Operating loss was $(3.1) million, including pre-opening expenses of $1.9 million, or (9.5)% of total revenue, compared to operating loss of $(0.1) million, including pre-opening expenses of $1.2 million, or (0.4)% of total revenue, in the prior year period.
•Net Income was $12.2 million compared to net loss of $(0.4) million in the prior year period primarily driven by a gain on change in fair value of warrant liability in the third quarter of fiscal 2024.
•Venue-Level EBITDA(1) was $6.2 million, an increase of $0.5 or 8.30% from the prior year period
◦Venue-Level EBITDA margin was 19.4%, a decrease of 104 basis points from the prior year period
•Adjusted EBITDA(1) was $0.4 million compared to $3.0 million in the prior year period.
Dale Schwartz, Founder and CEO, stated, “During the third quarter, we grew our revenue approximately 14% year-over-year distributed across both food and beverage as well as recreation, and delivered robust Venue-Level EBITDA margin of over 19%. Our growth strategy is also progressing as planned, with another successful Aventura Pinstripes opening during the quarter to further spread our vision - to create a unique dining and entertainment destination where guests can connect in an old-fashioned way. All in all, fiscal 2024 to date has been an exciting year for Pinstripes, culminating with the completion of our transaction with Banyan Acquisition Corporation to become a public company and raising more than $70 million in gross proceeds to help fuel our growth.”
Schwartz continued, “With 16 open venues in 10 states to date, we have a tremendous whitespace ahead of us, with the potential for at least 150 total locations domestically, including the three new venues we will be opening over the next few months in Orlando, FL; Walnut Creek, CA; and Coral Gables, FL. As we look ahead, we believe we are at an exciting inflection point in what so far has been a 17-year journey. Our brand is uniquely positioned for the current consumer environment, and we have a solid foundation of over 2,000 passionate team members that are excited to capitalize on the growth opportunities ahead of us.”

(1) Venue-Level EBITDA and Adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables.
Development Update
During and subsequent to the third quarter of fiscal 2024, the Company opened two new venues, bringing the total venue count to 16 as of February 21, 2024.
•Aventura, FL opened December 2023
•Paramus, NJ opened February 2024
Review of Third Quarter Fiscal 2024 Financial Results
Total revenues were $32.2 million compared to $28.2 million in the third quarter of fiscal 2024. Same store sales increased 6.9% for the third quarter of 2024 as compared to the third quarter of fiscal 2023.
Food and beverage costs as a percentage of revenues were 15.6% compared to 15.9% in the third quarter of fiscal 2023. The decrease was primarily due to food cost optimization initiatives in the quarter.
Store labor and benefits costs as a percentage of sales were 33.7% compared to 33.8% in the third quarter of fiscal 2023.
Store occupancy costs, excluding depreciation, as a percentage of sales were 15.4% compared to 15.3% in the third quarter of fiscal 2023.
Other store operating costs, excluding depreciation, as a percentage of sales were 16.0% compared to 15.8% in the third quarter of fiscal 2023. The modest increase was primarily due to increased repair and maintenance activities and store-level initiatives that kicked off in the quarter.
General and administrative expenses were $5.3 million compared to $2.5 million in the third quarter of fiscal 2023. This increase was primarily due to expenses related to becoming a public company and increased digital marketing spend. As a percentage of sales, general and administrative expenses were 16.4% compared to 9.0% in the third quarter of fiscal 2023.
Operating loss was $(3.1) million compared to $(0.1) million in the third quarter of fiscal 2023. The increase in operating loss was primarily due to increases in pre-opening expenses and general and administrative expense increases related to becoming a public company.
Net income was $12.2 million, or $0.33 per diluted share, compared to net loss of $(0.4) million, or $(0.03) per diluted share, in the third quarter of fiscal 2023 primarily driven by a gain on change in fair value of warrant liabilities in the third quarter of fiscal 2024.

Fourth Quarter Fiscal 2024 Guidance

Fourth Quarter Fiscal 2024
Same Store Sales Growth	Low single digits
Venue-Level EBITDA Margin	13-16%
General & Administrative Expenses including non-cash stock comp & tax	$4.0-4.5M (including $400k non-cash stock comp expense & tax)
Pre-Opening Expenses	$1.0-1.5 million
Adjusted EBITDA	$(0.75)-0.3 million
Conference Call
A conference call and webcast to discuss Pinstripes’ financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Dale Schwartz, Founder and Chief Executive Officer, and Tony Querciagrossa, Chief Financial Officer.
Interested parties may listen to the conference call via telephone by dialing 201-389-0920. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13744019. The webcast will be available at investor.pinstripes.com under the events & presentations section and will be archived on the site shortly after the call has concluded.
About Pinstripes Holdings, Inc.
Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000-28,000 square foot venues can accommodate groups of 20 to 1,500 for private events, parties, and celebrations. For more information on Pinstripes, led by Founder and CEO Dale Schwartz, please visit www.pinstripes.com.
Forward-Looking Statements
Certain statements in this press release, including the statements under the section titled “Fourth Quarter Fiscal 2024 Guidance,” constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for the forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of Pinstripes’ recently completed business combination transaction, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations on a timely basis; risks related to the substantial indebtedness of Pinstripes; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of the COVID-19 pandemic, including the resulting labor shortage and inflation, on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.
Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Quarterly Report on Form 10-Q filed by Pinstripes on February 21, 2024 and other documents filed by Pinstripes from time to time with the SEC.
Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.
Non-GAAP Measures
We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this presentation, we make reference to Venue-Level EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
We define Adjusted EBITDA as net income (loss) as adjusted for the effects of: (i) depreciation and amortization; (ii) interest expense, net; (iii) income tax expense; (iv) costs associated with our recently completed business combination transaction and public company readiness and related expenses; (v) venue-level adjustments; (vi) gain on change in fair value of warrant liability; (vii) non-cash stock compensation expense; and (viii) Paycheck Protection Program loan forgiveness. We define Venue-Level EBITDA as income (loss) from operations as adjusted for the effects of: (i) depreciation expense; (ii) pre-opening expense; (iii) general and administrative expenses; and (iv) venue-level adjustments. We define Venue-Level EBITDA margin as Venue-Level EBITDA divided by revenue. Management uses Venue-Level EBITDA and Adjusted EBITDA to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA excludes the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance.
Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies.
The Company is not providing a quantitative reconciliation of the forward-looking non-GAAP financial measures presented under the heading Fourth Quarter Fiscal 2024 Guidance. In accordance with Item10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

Investor Relations:
Jeff Priester
332-242-4370
Investor@pinstripes.com
Media:
ICR for Pinstripes
PinstripesPR@icrinc.com

Pinstripes Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	(Unaudited)
	January 7, 2024	April 30, 2023
Assets
Current Assets
Cash and cash equivalents	$39,637	$8,436
Accounts receivable	2,051	1,310
Inventories	928	802
Prepaid expenses and other current assets	2,332	577
Total current assets	44,948	11,125
Property and equipment, net	72,007	62,842
Operating lease right-of-use assets	54,307	55,604
Other long-term assets	5,808	1,356
Total assets	$177,070	$130,927
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit
Current Liabilities
Accounts payable	$23,508	$19,305
Amounts due to customers	7,339	7,349
Current portion of long-term notes payable	3,056	1,044
Accrued occupancy costs	6,231	14,940
Other accrued liabilities	9,182	8,613
Current portion of operating lease liabilities	15,571	10,727
Warrant liabilities	12,327
Total current liabilities	77,214	61,978
Long-term notes payable	68,190	36,211
Long-term accrued occupancy costs	280	2,020
Operating lease liabilities	90,236	91,398
Other long-term liabilities	1,386	850
Total liabilities	237,306	192,457

Redeemable convertible preferred stock	—	53,468
Stockholders' deficit
Common stock (par value: $0.0001; authorized: 430,000,000 shares; issued and outstanding: 39,931,785 shares at January 7, 2024 and 11,422,476 shares at April 30, 2023)	4	1
Additional paid-in capital	56,656	3,794
Accumulated deficit	(116,896)	(118,793)
Total stockholders' deficit	(60,236)	(114,998)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$177,070	$130,927

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Twelve Weeks Ended		Thirty-Six Weeks Ended
	January 7, 2024	January 1, 2023	January 7, 2024	January 1, 2023

Food and beverage revenues	$24,854	$21,759	$64,806	$61,157
Recreation revenues	7,308	6,419	17,720	15,946
Total revenue	32,162	28,178	82,526	77,103

Cost of food and beverage	5,017	4,475	13,732	13,102
Store labor and benefits	10,831	9,511	29,465	27,577
Store occupancy costs, excluding depreciation	4,947	4,305	10,537	12,551
Other store operating expenses, excluding depreciation	5,140	4,456	14,696	12,634
General and administrative expenses	5,274	2,529	12,576	9,840
Depreciation expense	2,076	1,860	5,417	5,574
Pre-opening expenses	1,934	1,156	7,238	2,141
Operating loss	(3,057)	(114)	(11,135)	(6,316)
Interest expense	(2,485)	(278)	(6,086)	(735)
Gain on change in fair value of warrant liabilities and other	17,790	—	19,140	—
Gain (loss) on debt extinguishment	—	—	—	8,448
Income (loss) before income taxes	12,248	(392)	1,919	1,397
Income tax expense	—	—	—	144
Net income (loss)	12,248	(392)	1,919	1,253
Less: Cumulative unpaid dividends and change in redemption amount of redeemable convertible preferred stock	(350)	—	(2,301)	—
Net income (loss) attributable to common stockholders	$11,898	$(392)	$(382)	$1,253

Basic (loss) earnings per share	$0.35	$(0.03)	$(0.03)	$0.11
Diluted (loss) earnings per share	$0.33	$(0.03)	$(0.03)	$0.04
Weighted average shares outstanding, basic	15,784,141	11,408,369	13,324,330	11,404,578
Weighted average shares outstanding, diluted	37,061,006	11,408,369	13,324,330	31,692,877

Pinstripes Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Thirty-Six Weeks Ended
	January 7, 2024	January 1, 2023
Cash flows from operating activities
Net income	$1,919	1,253
Adjustments to reconcile net income (loss) to net cash used in operating activities
Gain on modification of operating leases	(3,281)	—
Depreciation expense	5,417	5,574
Non-cash operating lease expense	4,048	3,893
Operating lease tenant allowances	3,789	4,753
Stock based compensation	615	178
Gain on change in fair value of warrant liabilities and other	(19,305)	—
Gain on extinguishment of debt	—	(8,448)
Amortization of debt issuance costs	1,425	13
(Increase) decrease in operating assets
Accounts receivable	(741)	(283)
Inventories	(126)	(124)
Prepaid expenses and other current assets	(1,265)	(380)
Other long-term assets	(5,808)	—
(Decrease) increase in operating liabilities
Accounts payable	6,400	3,165
Amounts due to customers	(10)	(674)
Accrued occupancy costs	(3,954)	(2,032)
Other accrued liabilities	1,867	697
Operating lease liabilities	(6,808)	(5,897)
Net cash provided by (used in) operating activities	(15,818)	1,688
Cash flows from investing activities
Purchase of property and equipment	(14,771)	(1,842)
Net cash (used in) investing activities	(14,771)	(1,842)
Cash flows from financing activities
Proceeds from stock option exercises	—	66
Proceeds from warrant exercises	1	—
Proceeds from warrant issuances	24,592	—
Proceeds from issuance of redeemable convertible preferred stock, net	19,843	200
Payment of transaction costs related to reverse recapitalization	(23,437)	—
Principal payments on long-term notes payable	(466)	(1,379)
Proceeds from the Oaktree Tranche 2 Loan	1,590	—
Debt issuance costs	(773)	—
Redemption of long-term notes payable	—	(100)
Proceeds from long-term notes payable, net	40,440	—
Net cash provided by (used in) financing activities	61,790	(1,213)
Net change in cash and cash equivalents	31,201	(1,367)
Cash and cash equivalents, beginning of period	8,436	8,907
Cash and cash equivalents, end of period	$39,637	$7,540

Supplemental disclosures of cash flow information
Cash paid for interest	$5,241	$690

Supplemental disclosures of non-cash operating, investing and financing activities:
Conversion of long-term notes payable to redeemable convertible preferred stock	$—	$1,050
Conversion of long-term notes payable and accrued interest to common stock	$5,137	$—
Forfeiture of accrued interest in connection with the conversion of long-term notes payable	$890	$—
Reclassification of warrant liability in connection with the reverse recapitalization	$940	$—
Conversion of preferred stock to common stock in connection with the reverse recapitalization	$75,501	$—
Transaction costs incurred in connection with the reverse recapitalization but not yet paid	$388	$—
Transfer of warrants related to business combination	$29,824	$—
Conversion of Legacy Pinstripes common stock in connection with the reverse recapitalization	$180	$—
Increase in operating lease right-of-use assets	$5,963	$7,580
Non-cash finance obligation	$1,270	$—
Non-cash capital expenditures included in accounts payable	$2,198	$3,610
Change in the redemption amount of the redeemable convertible preferred stock	$1,423	$—
Accretion of cumulative dividends on Series I redeemable convertible preferred stock	$878	$—

Pinstripes Holdings, Inc.
Reconciliation of Net Income / (Loss) to Non-GAAP Adjusted EBITDA
(in thousands)

	Twelve Weeks Ended
	January 7, 2024	January 1, 2023
Net Income / (Loss)	$12,248	$(392)
Depreciation & Amortization	2,076	1,860
Interest Expense, net	2,485	278
Taxes	—	—
Reported EBITDA	16,809	1,746
M&A, Public Company Readiness, and Other Related Expenses[1]	1,153	857
Venue-level adjustments[2]	—	319
Gain on change in fair value of warrant liabilities and other	(17,790)	—
Non-Cash Stock Comp	254	67
Adjusted EBITDA	$426	$2,989
Adjusted EBITDA Margin	1.3%	10.6%

1 Primarily represents legal and audit-related costs associated with pursuing becoming a public entity and other related expenses
2 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases and other related venue expenses

Pinstripes Holdings, Inc.
Reconciliation of Income / (Loss) from Operations to Non-GAAP Venue-Level EBITDA
(in thousands)

	Twelve Weeks Ended
	January 7, 2024	January 1, 2023
Income / (Loss) From Operations	$(3,057)	$(114)
Income / (Loss) from Operations Margin	(9.5)%	(0.4)%
Depreciation expense	2,076	1,860
Pre-opening expenses	1,934	1,156
General and administrative expenses	5,274	2,529
Venue-Level adjustments[1]	—	319
Venue-Level EBITDA	$6,227	$5,750
Venue-Level EBITDA Margin	19.4%	20.4%

1 Represents adjustment to reflect non-cash gains or losses on restructure of venue leases and other related venue expenses